UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2007

Optical Communication Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31861	95-4344224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6101 Variel Avenue
Woodland Hills, CA	91367
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone numbers, including area code)       (818) 251-7100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 3, 2007, the special committee of the Board of Directors (the “Special Committee”) of Optical Communication Products, Inc. (the “Company”) approved the adoption of a Preferred Share Purchase Rights Plan (the “Plan”). Terms of the Plan provide for a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s Common Stock, par value $0.001 per share (the “Common Shares”). The dividend is payable on May 14, 2007 (the “Record Date”) to the stockholders of record holding Common Shares on that date. Each Right entitles the registered holder of a Common Share to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), at a price of $15.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each one one-thousandth of a Preferred Share has designations and powers, preferences and rights, and qualifications, limitations and restrictions which make its value approximately equal to the value of a share of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Shares”). The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of May 3, 2007, entered into between the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

Initially, the Rights will be evidenced by the stock certificates representing the Common Shares then outstanding, and no separate Right Certificates will be distributed. Until the earlier to occur of (i) the 10th day after the earlier of the first date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the Company’s outstanding common stock after the date of the adoption of the Rights Agreement, other than existing stockholders who currently beneficially own more than 15% of the Common Shares, so long as they do not acquire additional Common Shares (an “Acquiring Person”) or the first date of public disclosure of facts by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) 10 business days (or such later date as may be determined by action of the Special Committee prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates with or without a copy of the Summary of Rights, which is included in the Rights Agreement as Exhibit C thereof (the “Summary of Rights”).

Until the Distribution Date, the Rights will be transferable only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on June 2, 2007 (the “Final Expiration Date”), unless the Rights are previously redeemed, exchanged or terminated.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will have the right to receive upon exercise that number of Class A Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue cash, debt, other securities or a combination thereof in exchange for the Rights).

In the event that, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person, the Special Committee may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Class A Common Share per Right (or, at the election of the Company, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

At any time prior to the earliest of (i) the day that a person has become an Acquiring Person or (ii) the Final Expiration Date, the Special Committee may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”).  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Special Committee without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interest of the holders of the Rights, excluding the interests of an Acquiring Person.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Special Committee. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, since the Rights may be amended to permit such acquisition or may be redeemed by the Company at $0.001 per Right, as set forth above.

Item 3.03               Material Modification to Rights of Security Holders

Please see the disclosure set forth under Item 1.01, which is incorporated into this Item 3.03 by reference.

Item 5.03                                             Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on May 3, 2007, in connection with its adoption of the Rights Agreement, the Company filed a Certificate of Designation with the Office of the Delaware Secretary of State, whereby the Company designated 266,000 shares of its authorized preferred stock as Preferred Shares and set forth the rights, preferences and qualifications, limitations and restrictions on the Preferred Shares.

The information regarding the Preferred Shares set forth in Item 1.01 is incorporated by reference into this Item 5.03.  A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01                                             Other Events

On May 4, 2007, the Company issued a press release announcing the declaration of the Rights and the adoption of the Rights Agreement.  On May 4, 2007, the Company posted a letter to its stockholders dated May 3, 2007 (the “Stockholders Letter”) on the Company’s website (www.ocp-inc.com).

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Stockholders Letter is attached as Exhibit 20.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                  Exhibits. The following documents are filed as exhibits to this report:

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company

4.1	Stockholder Rights Agreement between the Company and American Stock Transfer & Trust Company, dated May 3, 2007

4.2	Form of Right Certificate (included as Exhibit B to Exhibit 4.1)

20.1	Stockholders Letter, dated May 3, 2007

99.1	Press Release, dated May 4, 2007, announcing the Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL COMMUNICATION PRODUCTS, INC.

By:	/s/ Philip F. Otto
Philip F. Otto
President and Chief Executive Officer

Date:  May 4, 2007

Index to Exhibits

Exhibit No.	Description of document
3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company

4.1	Stockholder Rights Agreement between the Company and American Stock Transfer & Trust Company, dated May 3, 2007

4.2	Form of Right Certificate (included as Exhibit B to Exhibit 4.1)

20.1	Stockholders Letter, dated May 3, 2007

99.1	Press Release, dated May 4, 2007, announcing the Rights Agreement